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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements listed below of Jason Incorporated of our report dated January 31, 1997 appearing on page 26 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 22 of this Form 10-K.

     1.   Registration Statement on Form S-8 (Registration No. 33-18791)

     2.   Registration Statement on Form S-8 (Registration No. 33-30688)

     3.   Registration Statement on Form S-3 (Registration No. 33-31473)




\s\ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 21, 1997